Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

MedAssets, Inc.
Alpharetta, GA
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 9, 2007, except for Note 13 which is as of August 20, 2007, relating to the consolidated financial statements of MedAssets, Inc. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Atlanta, GA

August 22, 2007